ASSIGNMENT OF FINANCING AND        )            UNITED STATES OF AMERICA
                                   )
BERTHING AGREEMENT                 )
                                   )
BY                                 )
                                   )
COMMODORE CRUISE LINE LIMITED      )            STATE OF LOUISIANA
                                   )
TO                                 )            PARISH OF ORLEANS
                                   )
NEW COMMODORE CRUISE LINE LIMITED  )            CITY OF NEW ORLEANS
___________________________________/


     This Assignment of Financing and Berthing Agreement (the "Assignment"), entered into and effective June 29, 1995, between:

     COMMODORE CRUISE LINE LIMITED, ("CCL" or the "Assignor") a company incorporated under the laws of the Cayman Islands whose principal place of business is c/o Caledonian Bank & Trust Limited, Caledonian House, George Town, Grand Cayman, Cayman Islands; and

     NEW COMMODORE CRUISE LINE LIMITED, (the "Assignee"), a company incorporated under the laws of Bermuda whose principal place of business is at 4000 Hollywood Boulevard, Suite 385, South Tower, Hollywood, Florida 33021, USA.

                                   WITNESSES

     WHEREAS, on April 29, 1992, CCL and the Board of Commissioners of the Port of New Orleans (the "Board") entered into a Financing and Berthing Agreement (the "Agreement") providing for the construction of a modern cruise ship terminal at the Board's Julia Street Wharf; and

     WHEREAS, on September 25, 1992, the Agreement was amended to provide for the cost of construction; and

     WHEREAS, Section 22 of the Agreement as amended provides CCL may assign the Agreement, provided it secures the prior written consent of the Board acting through its President and Chief Executive Officer in his discretion; and

     WHEREAS, Assignor desires to assign its rights in the Agreement to Assignee and the Board agrees to consent to the Assignment under the terms and conditions contained herein;

     NOW THEREFORE, in return for the consideration and conditions contained herein, the parties agree as follows:

     Assignee hereby assumes all of Assignor's rights, title and interest under the Agreement and hereby binds itself to perform all conditions of the Agreement and obligations owed by Assignor under the Agreement arising after the effective date of the assignment. Assignee agrees that all insurance requirements of the Agreement shall be satisfied by Assignee, and all required policies shall be issued in the name of Assignee prior to the effective date of this Assignment.

     Assignor also declares that all obligations of Assignor under Agreement have been satisfied to the date of the execution of this Agreement.

     THUS DONE AND SIGNED in three originals on the dates written below in the presence of the undersigned competent witnesses who have hereunto signed their names with the appearers and effective on June 29, 1995.

WITNESSES:                              COMMODORE CRUISE LINE, LTD.
                                        (Assignor)
/s/illegible
- ----------------------------

/s/Alina Mole                           By:/s/Patrick Doyle
- ----------------------------               -----------------------------------


WITNESSES:                              NEW COMMODORE CRUISE LINE, LTD.
                                        (Assignee)
/s/Gail Santee
- ----------------------------

                                        By:/s/Frederick A. Mayer
____________________________               -----------------------------------


WITNESSES:                              ASSIGNMENT CONSENTED TO UNDER THE TERMS
                                        AND CONDITIONS SET OUT HEREIN BY THE
____________________________            BOARD OF COMMISSIONERS OF THE PORT OF
                                        NEW ORLEANS
____________________________


APPROVED:


/s/illegible                            By:/s/J. Ron Brinson
- ----------------------------               -----------------------------------
Attorney for Board                         M. Ron Brinson
                                           President & Chief
                                           Executive Officer

FINANCING AND BERTHING AGREEMENT  )             UNITED STATES OF AMERICA
                                  )
BETWEEN                           )             STATE OF LOUISIANA
                                  )
THE BOARD OF COMMISSIONERS        )             PARISH OF ORLEANS
OF THE PORT OF NEW ORLEANS        )
                                  )             CITY OF NEW ORLEANS
AND                               )
                                  )
COMMODORE CRUISE LINE, LTD.       )
__________________________________/


     THIS FINANCING AND BERTHING AGREEMENT (hereafter Agreement), made and entered into on the dates written below and effective as provided hereafter, between the Board of Commissioners of the Port of New Orleans (hereafter Board), a political subdivision of the State of Louisiana, represented herein by J. Ron Brinson, its President and Chief Executive Officer, by virtue of a resolution of said Board, a certified copy of which is annexed hereto as Exhibit A, and Commodore Cruise Line, Ltd. (hereafter CCL), a Cayman corporation organized and existing under the laws of The Cayman Islands, represented herein by Ove Nordqvist, its President and Chief Executive Officer, by virtue of a resolution of the Board of Directors of said corporation, a certified copy of which is annexed hereto as Exhibit B,

                                   WITNESSES

     WHEREAS, the Board owns the Julia Street wharf on the east bank of the Mississippi River at mile 92.2 AHP; and

     WHEREAS, the Board is vitally interested in promoting the cruise ship industry by attracting expanded cruise ship service to the Port of New Orleans; and

     WHEREAS, CCL operates the cruise ship S.S. Enchanted Seas (hereafter
                                                --------------
     Vessel) from the Port of New Orleans to the Caribbean Sea and Gulf of Mexico; and

     WHEREAS, to enhance community relations and to insure ongoing and expanded operations by CCL in the Port of New Orleans, the Board proposes to construct a modern cruise ship terminal at the upper Julia Street wharf,

     WHEREAS, discussions have been conducted between this Board's staff and officers of CCL concerning mutually satisfactory terms and conditions for construction of a terminal, and the proposed agreement has been determined by this Board to be in the best interests of all concerned and to have significant benefits to the Port of New Orleans and business activities in the New Orleans area, and the Board has agreed thereto.

     NOW, THEREFORE, these premises considered, the Board and CCL hereto agree that for the consideration and on the terms and conditions hereafter set forth:

1.   IMPROVEMENTS TO BE MADE BY BOARD
     --------------------------------

     (A) Board agrees that, within thirty (30) days after execution of this Agreement, Board shall commence performance of the work necessary to effect construction of a modern cruise passenger terminal and approaches at the upper end of the Julia Street Wharf. Adjacent to this terminal, the Board shall also design and construct parking facilities sufficient to accommodate a maximum of 123 vehicles for the passengers embarking on the Vessel. Storage space of approximately 2,000 square feet shall be made available within the shed directly adjacent to and downstream of the terminal and will be accessible via a double door. The assignment of this storage space to CCL will be in accordance with
Item 308 of the Board's Dock Department Tariff. CCL may, at its option, erect the necessary fencing for security, subject to Board approval. Board shall be under no obligation to provide any security fencing. However, the cost of fencing may be included in total cost of the Terminal, if mutually agreed upon by the Board and CCL. Generic terminal signage will be included in the construction. CCL shall have the right to include specific CCL signage in the construction, but all cost for such shall be for the account of CCL. All construction and improvements shall be as generally set forth or described on Drawing No. PR-30698, dated December 6, 1991, annexed hereto and made part hereof as Exhibit "C", all of which is sometimes herein referred to as the Terminal, provided that the total cost of the work, as indicated by the total of the acceptable bid or bids received by Board pursuant to Louisiana law for performance of such work and other costs incurred or which would be incurred, including refurbishment of the "water" stairs, shall not exceed the sum of Six Hundred Seventy-One Thousand (671,000.00) Dollars. The Terminal, including all constructions or improvements made thereto pursuant to this Agreement, shall at all times be and remain the property of Board without any right or claim thereto or against same by CCL. For purposes of this section, commencement of the work by Board shall be the initiation of engineering studies of the work.

     (B) Board shall have sole and exclusive responsibility for the design of the work and for preparation of the plans and specifications for the work and determination of the contents thereof, without any right or claim on the part of CCL, provided that the design of the work, the plans and specifications therefor, and the work to be set forth or depicted therein and to be performed pursuant thereto shall be generally as set forth on Exhibit "C". However, Board agrees to submit to CCL for design review the plans and specifications for the construction of the Terminal no later than 90 days after the execution of this Agreement. CCL shall have 14 days within which to review the plans and specifications and respond with comments, suggestions, and requested corrections before the project is advertised for bids. If CCL does not respond within that time, CCL's concurrence with the plans shall be presumed.

     (C) Should the total amount of the acceptable bid or bids received by Board for performance of the work and other allocable costs, including, without limitation, contingencies, in-house engineering and inspections, indicate that the total cost of the work will exceed the aforesaid sum of Six Hundred Seventy-One Thousand (671,000.00) Dollars, then this Agreement shall be null, void and of no effect unless Board and CCL shall, within sixty (60) days of the receipt of such bids, agree to amendment of the Agreement and the plans and specifications so as to reduce the total cost of the work to within said sum, as shall be indicated by the acceptable bid or bids received on the revised plans or specifications, or Board and CCL shall agree to the expenditure of additional funds required to perform the work according to the original plans and specifications.

2.   RELOCATION
     ----------

     Board shall have the right to relocate the Terminal at any time upon giving to CCL at least ninety (90) days written notice in advance. In the event that Board exercises its right to relocate the Terminal, CCL shall have (1) the right to terminate this Agreement; or (2) the right to renegotiate the terms of this Agreement with Board, provided CCL exercises either right in writing within thirty (30) days of its receipt of written notice from Board that Board has elected to exercise its option to relocate the Terminal. Board agrees that it shall elect to relocate the Terminal only if relocation is necessary and appropriate in the development of the riverfront area of which the Terminal will form a part. If CCL elects to renegotiate, Board agrees to use its best efforts to relocate the Terminal to an area suitable to CCL's operation and provide accommodations reasonably similar to those CCL will enjoy at the Terminal. If CCL elects to terminate the agreement, all of CCL's obligations to Board shall become extinguished on the Board's receipt of CCL's notice in writing of CCL's intentions.

3.   COMMITMENT BY CCL
     -----------------

     (A) CCL commits to homeport and operate the Vessel (or equal replacement, in CCL's sole judgment) for five years from the Port of New Orleans year round (minimum 50 weeks per year) commencing with the first voyage from this Terminal, to occur within seven (7) days of the date on which the Board notifies CCL it has accepted completion of the Terminal.

     (B) If CCL cannot complete 50 sailings in any one year for reasons beyond the control of CCL (including, but not limited to, strikes, labor stoppages, weather, or extended maintenance and repair), then this Agreement will be modified as provided in Section 7 (A) below. CCL shall notify Board immediately in writing of any situation which will limit CCL's sailings. For purposes of this Section, year as defined in this Section shall mean the one-year period commencing on the date of the first cruise by the Vessel (or equal replacement) from the Terminal and, subsequently, the one-year period following the anniversary of the date in each year of the agreement of the first cruise by the Vessel (or equal replacement).

4.   OPERATION OF TERMINAL
     ---------------------

     (A) CCL agrees to be and shall remain throughout the term of this Agreement responsible for the daily operation and maintenance of the Terminal when vessels owned or operated by CCL are at the Terminal in the Port of New Orleans. As used in this Agreement, the term "operation" includes, but is not necessarily limited to, janitorial services (before, during, and after usage), furnishing all personnel and equipment required, baggage handling, security, gangway, and any other requirements necessary to load passengers and their personal effects, equipment, stores and supplies.

     (B) The Board shall arrange at its expense for necessary installation of all utility connections (water, sewage, and electricity necessary to operate air-conditioning, heating, lighting, and restroom facilities), and will provide at its expense maintenance support in case of mechanical failure of Board-supplied equipment.

     (C) CCL may subcontract its obligations under this section with prior approval of the Board, which approval will not be unreasonably withheld, provided CCL shall at all times remain liable for its obligations under this Agreement.

5.   TERM
     ----

     The term of this Agreement shall begin on the date of its execution. CCL shall have five years from the date of the first cruise by the Vessel (or equal replacement) from the Terminal to complete CCL's financial obligation to the Board for the improvements to be constructed hereunder.

6.   FEES AND CHARGES
     ----------------

     (A) CCL agrees to pay to Board dockage and other charges as published in the Board's Dock Department Tariff, FMC T-No. 2 (hereafter the Tariff) and as these rates shall be subsequently amended or otherwise revised. CCL hereby acknowledges receipt of a copy of the Tariff.

     In addition to these charges, CCL shall pay a passenger charge equal initially to the rate for such charges posted in the Tariff, which rate shall soon increase to $5.50 per passenger. Board shall have the option to increase this rate at such time in the future that the Tariff is amended for passenger wharfage charges, provided, however, that any Tariff rate increase notwithstanding, the rate of the passenger charge in effect for this Agreement shall not increase by more than ten (10) percent per year over the rate that was previously in effect before any Tariff amendment for passenger wharfage is passed, or no more than the Tariff rate increases for passenger wharfage charge if said increase should be less than ten (10) percent. For purposes of this section of this Agreement, year shall mean the year following the anniversary of the date in each year of the agreement of the first cruise by the Vessel (or equal replacement).

     (B) The initial parking fee per vehicle shall be $6.00 per 24-hour day or any fraction thereof for cruise vessel passengers. Each year of this Agreement on the anniversary of the date of the first cruise by the Vessel (or equal replacement), Board shall have the option to increase the parking fee, provided this increase shall be no greater than fifteen (15) percent of the parking fee previously in effect.

     (C) CCL shall be invoiced and shall pay for its pro rata share of utility consumption during its usage of the Terminal, which will be measured on a separate meter to be installed at Board's expense.

7.   CCL'S FINANCIAL OBLIGATION
     --------------------------

     (A) The Board shall divide the full amount of the capital expenditure for constructing the Terminal into 250 equal installments to be credited over a five-year period. For each sailing of the Vessel (or equal replacement) from the port, the Board shall reduce CCL's financial obligation by one installment. The installment reduction shall commence on the date of the first cruise by the Vessel (or equal replacement) from the new Terminal.

     (B)    If CCL cannot complete 50 sailings per year as provided in Section 3
(B), CCL may at its option:

     (i) extend the term of this Agreement in order to complete 250 sailings before the expiration of this Agreement; or

     (ii) pay an amount each year equal to the number of installments not deducted because of insufficient sailings.

In no event shall this Agreement be extended more than one (1) year.

     (C) If CCL places another vessel in service with New Orleans as homeport, in addition to the Vessel (or equal replacement), each vessel call shall also result in a one installment reduction of CCL's financial commitment to the Board.

     (D) In the event passenger vessels with overnight accommodations not owned or operated by CCL or by any affiliate of CCL utilize the Terminal for passenger embarkation/debarkation during the term of this Agreement, an additional installment reduction will be subtracted from CCL's financial commitment for each such use.

     (E) If CCL or any affiliate of CCL does not remain in New Orleans as a homeport year-round with at least one vessel for the full five-year term of CCL's obligation, CCL shall pay to the Board in one lump sum an amount equal to the remaining principal due at the date of CCL's departure from the Port. However, CCL shall at all times endeavor to remain homeported with at least one vessel year-round in New Orleans for a minimum of five years.

     (F) If multiple vessels utilize the Terminal over the five-year period and the full capital expenditure obligation of CCL is completed prior to the five-year period, CCL's commitment to sail year-round from the Port of New Orleans for the term of this Agreement shall not be diminished.

8.   OPTION TO EXTEND
     ----------------

     At the end of the five-year term (or any extension as contemplated in Section 7 (B) above), CCL shall have the option to utilize the Terminal for an additional three-year period under the same terms and conditions as set forth herein, except for the provisions of Section 7 above.

9.   PRIORITY USE OF TERMINAL
     ------------------------

     (A) The Vessel shall have priority use of the Terminal on Saturdays and Sundays, provided a schedule of sailings (berth applications) at least six months in advance is filed with the Board's terminal assignment department.

     (B) If CCL places another vessel in service in New Orleans in addition to the Vessel, that vessel shall also have priority use of the Terminal on Saturdays and Sundays.

     (C) If CCL is not utilizing the Terminal on either one of its priority days, and another cruise line requests the use of the Terminal as a homeport during one of those priority days, the Board shall notify CCL of the request, and CCL shall have sixty (60) days in which to advise the Board that CCL will commit another vessel to homeport in New Orleans on that day. If CCL declines to commit a vessel, the Board shall be free to assign the Terminal to the other cruise line.

     (D) If another cruise line requests simultaneous use of the Terminal, and that use does not adversely affect CCL's use of the Terminal, then CCL shall not unreasonably withhold its permission to allow the Board to assign the Terminal simultaneously to another cruise line.

     (E) If another cruise line requests the use of the Terminal as a port call on days the Terminal is not utilized by CCL, the Board shall have the right to assign the Terminal without prior approval from or notice to CCL. Each such use shall result in a reduction of one-half (1/2) of CCL's weekly installment rate.

10.  INSURANCE
     ---------

     (A) CCL shall procure and maintain at CCL's sole cost and expense comprehensive general liability insurance with limit of liability of not less than 10 million dollars ($10,000,000) for all injuries or deaths resulting to any one person or from any one occurrence arising out of use or occupancy of the Terminal. The limit of liability for property damage shall be not less than five million dollars ($5,000,000) for each occurrence and aggregate.

     (B) CCL shall procure and maintain at CCL's sole cost and expense comprehensive motor vehicle liability insurance which shall include hired car and non-ownership coverage with limit of liability of not less than one million dollars ($1,000,000) for all injuries or deaths resulting to any one person or from any one occurrence. The limit of liability for property damage shall be not less than one million dollars ($1,000,000) for each occurrence and aggregate.

     (C) CCL shall procure and maintain at CCL's sole cost and expense workers' compensation insurance as will protect it from claims under the Louisiana Workers' Compensation Act as well as under the federal Longshoremen's and Harbor Workers' Compensation Act, if applicable. The limit of liability under the employer's liability section of the workers' compensation insurance policy shall be not less than five hundred thousand dollars ($500,000). Whenever applicable, protection shall also be provided for liability under the Jones Act and under general maritime law in an amount of not less than five hundred thousand dollars ($500,000).

     (D) CCL shall procure and maintain at its sole cost and expense, for vessels used in its operation, hull and machinery insurance including collision liability and salvage removal, for the full value of the vessels. CCL shall also provide protection and indemnity insurance with limits of liability of no less than $25 million subject to a deductible of no more than $25,000. CCL shall be responsible for all deductibles.

     (E) Except for the workers' compensation policy, Board shall be named as an insured on all insurance policies carried by CCL and its subcontractors in compliance with this Agreement. All insurance policies required under subsections (a), (b) and (d) above as well as any insurance carried by CCL or those holding under or through CCL for the protection of its or their property at the Terminal shall provide that the insurers waive their rights of subrogation against Board and CCL and their respective officers, servants, agents, representatives, employees or invitees. CCL further agrees to waive and agrees to have its insurance waive any rights of subrogation (whether by loan receipts, equitable assignment or otherwise) with respect to deductibles under such policies and with respect to damage to equipment, including the loss of it, whether insured or not. All such policies shall also provide for thirty (30) days' written notice of cancellation of material change to be sent to Board's risk manager at P.O. Box 60046, New Orleans, Louisiana 70160. All such policies shall be underwritten by companies authorized to do and doing business in the State of Louisiana and acceptable to Board (Best's rating IV or better), acting through its risk manager. CCL shall furnish to Board's risk manager, on forms acceptable to him, certificates evidencing that it has procured the insurance required herein prior to CCL's occupancy of the Terminal. Nothing contained here shall prevent CCL or Board from placing and maintaining, at its respective cost and expense, additional or other insurance as may be desired.

     (F) All insurances required for landside operation of terminal may be provided by CCL's subcontractors, provided CCL remains liable for performance of all of its obligations under this Agreement.

11.  DREDGING
     --------

     Board agrees to be responsible at Board's expense for any required dredging of the approach to and at the face of the Julia Street wharf, so as to always guarantee water depth of thirty-two (32) feet for the Vessel and other CCL vessels. CCL guarantees that none of CCL's or its affiliates' vessels shall require more than thirty-two (32) feet of water depth. Board agrees to furnish CCL, on request, copies of its sounding charts of the water berth which may be taken by Board from time to time, provided, however, that Board shall not be responsible for the accuracy or correctness of such sounding charts.

12.  MAINTENANCE AND REPAIR OF DAMAGE
     --------------------------------

     (A) CCL shall be responsible at its sole cost, risk and expense for repairing any damage to the Terminal which is caused by CCL, its employees, contractors, agents, representatives, invitees or permittees. CCL agrees that it shall take all necessary action to protect the interests of Board as well as of CCL. CCL shall not be responsible for damage to the Terminal not caused by CCL, its employees, contractors, agents, representatives, invitees, or permittees.

     (B) Should CCL fail to (i) commence repair, replacement, maintenance or restoration of all such property which may become the subject of loss, damage or destruction within fifteen (15) days after having been notified in writing by Board to perform such obligations as stated above, and (ii) continuously without interruption pursue the completion of such repair, replacement, maintenance or restoration, in addition to such remedies as may be afforded to Board by law, Board is hereby authorized by CCL to perform the work at CCL's cost, risk, and expense, and CCL shall on demand pay to Board the actual expenses incurred by Board plus liquidated damages. Liquidated damages are hereby agreed to be the Board's actual expense plus 25 percent.

13.  LAWS, RULES AND REGULATIONS
     ---------------------------

     (A) CCL shall not at any time during the term of this Agreement use or allow the use of the Terminal for any purpose in violation of the laws, regulations or ordinances of the United States of America, the State of Louisiana, the City of New Orleans, or of Board, whether such laws, regulations or ordinances now exist or shall be enacted or issued during the term of this Agreement.

     (B) CCL shall observe all laws and ordinances applicable to the installation, maintenance and removal of any improvements, machinery or other equipment on, in, or near the Terminal (including access or utility connections) and to take appropriate safeguards to prevent loss, damage or injury to the Terminal or to any adjacent property as a result of such installation, maintenance or removal of such improvements, machinery or equipment.

     (C) CCL, when using the terminal, shall keep the Terminal, including the utility reservation and access area fronting or serving it and other areas as may be indicated in a safe, clean and wholesome condition and in full compliance with local ordinances and all other laws and governmental regulations affecting the Terminal and shall remove promptly at CCL's cost any rubbish or waste material of any character whatsoever which may accumulate thereon from CCL's operation. Any oil, sludge, residue or other materials to be disposed of in connection with CCL's operation of the Terminal shall not be discharged into the Mississippi River, connecting waterways or drains, nor shall any material, debris, or objects of any kind be thrown or otherwise allowed to be discharged into those waterways. CCL shall not use the Terminal for any purposes which might cause a nuisance to adjacent property owners, lessees or occupants.

     (D) CCL shall report to Board in writing every occasion when hazardous materials are to be stored or used on or passed through the Terminal. Whenever possible, CCL shall make this report before such occasion and in any event as soon as CCL becomes aware of any such occasion. CCL shall report to Board all environmental compliance orders issued to CCL as a result of CCL's operations at the Terminal by the U.S. Environmental Protection Agency or the Louisiana State Department of Environmental Quality immediately after receiving notice of any such orders.

     (E) Board shall at all times be free to make and enforce any reasonable and uniform rules, regulations or ordinances which it deems necessary or appropriate with regard to the property under its administration of which the Terminal forms a part, provided that such rules, regulations or ordinances shall not be arbitrary or discriminatory against CCL.

     (F) CCL shall demand adherence to all of the above-mentioned laws, ordinances, rules and regulations both from its employees and all other persons entering the Terminal who derive their right to be there from CCL.

14.  WATCHMAN SERVICE
     ----------------

     CCL shall furnish all watchman service which it may desire at CCL's own cost, risk and expense. Board shall have no obligation to provide watchman service.

15.  COST, RISK AND EXPENSE
     ----------------------

     (A) CCL shall pay all costs and assume all risks in doing work or carrying on operations, now or hereafter permitted or required under the terms and conditions of this Agreement, except as may be otherwise specifically designated in this Agreement or in written instructions given r other agreements made by proper authority under the terms and conditions of this Agreement.

     (B) The application for and installation of any water, gas, sewerage and drainage lines and electric power cables to the Terminal shall be made by Board at Board's expense.

     (C) Payment of the cost of all ship's service water, electricity, and other services or utilities shall be in accordance with the Tariff and the sole responsibility of CCL.

16.  DEFAULT
     -------

     (A) The following shall constitute events of default (hereafter Events of Default) under this lease:

     (i) If CCL shall fail duly and punctually to make any payment required when due to Board, and if such failure shall continue for a period of thirty (30) days after written notice of it has been given to CCL by Board; or

     (ii) If CCL shall be adjudged bankrupt or insolvent by any court of competent jurisdiction, or if a voluntary petition in bankruptcy or a petition for reorganization or arrangement shall be filed by CCL, or if a receiver of the property of CCL shall be appointed; or

     (iii) If the interest of CCL under this Agreement shall transfer or pass to or devolve on any other person, firm or corporation by operation of law or otherwise without the prior written consent and approval of Board except to an affiliate, a wholly owned subsidiary, or successor company; or

     (iv) If CCL becomes a corporation or other entity in dissolution or liquidation, whether voluntary or as the result of any act or omission, or by operation of law or the order or decree of any court having jurisdiction or for any other reason whatsoever and the exceptions of (iii) above have not become operative; or

     (v) If, by or pursuant to or under authority of any legislative act, resolution or rule or any order or decree of any court or governmental board, agency or office, a receiver, trustee or liquidator shall take possession or control of all or substantially all of CCL's property; or

     (vi) If CCL shall voluntarily abandon, desert or vacate New Orleans or discontinue its operations at the Terminal for a period greater than thirty (30) days, excluding drydocking or maintenance repair time, provided such time does not exceed 90 days and CCL gives written notification to Board in advance of the 30-day period provided herein if the maintenance period is forecast to be greater than 30 days; or

     (vii) If CCL breaches or defaults in respect to any other covenants, conditions or agreements contained herein and fails for a period of thirty (30) days after receipt of written notice to remedy such default, or, if remedying such default would reasonably require longer than thirty (30) days, fails to commence to remedy and to proceed thereafter with all reasonable diligence to the remedying of such default.

     (B) At the occurrence of any such Event of Default, the unamortized portion of the principle capital expense shall at once become due and exigible without putting CCL in default. At that time, Board in its sole discretion may exercise either of the following options without further notice to CCL and without putting CCL into default:

     (i)    to demand the unamortized portion of the principal capital expense,

     (ii)   to cancel this Agreement immediately.

     (C) CCL expressly waives any statutory right it may have under La. C.C.P. Art. 4701 et seq. of notice to vacate the Terminal.
                 -------

     (D) In all cases, CCL shall remain responsible for all damages or losses suffered by Board as a consequence of CCL's breach in the performance of its obligations under this Agreement. In addition to exercising the rights or remedies hereinabove provided in this Section, at the occurrence of Event of Default designated in (vi) above (i.e. abandonment or discontinuance of operations), whether alone or in conjunction with other Events of Default, Board may take possession of the Terminal without terminating this Agreement and at the Board's option either operate the facility or relet it at the best price obtainable by reasonable effort, consistent with the public purposes of Board, and for any term Board deems proper, and CCL shall remain liable to Board for the deficiency, if any, between CCL's charges and other obligations hereunder and the price contained by Board on operation or re-letting. Failure strictly and promptly to enforce these conditions shall not operate as a waiver of Board's rights.

17.  TERMINATION OF AGREEMENT
     ------------------------

     (A) At termination of this Agreement by cancellation or expiration or for any other reason whatsoever, CCL shall immediately yield up possession of the Terminal to Board. In case of failure or refusal of CCL to yield up the Terminal, CCL shall pay as liquidated damages for the whole time such possession is withheld double the proportionate amount of charges herein specified to be due. This provision shall not constitute a waiver by Board of any remedies now or hereafter given to Board by the laws of Louisiana.

     (B) At such termination, CCL shall have the right, and CCL may be required by Board, to remove any and all facilities, buildings or structures placed by CCL or CCL's agents on the Terminal, and CCL shall restore the Terminal to as good condition as at the commence ment of this Agreement, ordinary wear and tear expected. In any event, CCL shall immediately remove all trash, stocks or materials, supplies, tools, etc. from the Terminal and from the adjacent areas of responsibility of CCL.

     (C) If the facilities, buildings or structures which are required by Board to be removed from the Terminal and all trash, stocks of materials, supplies, tools, etc. shall not have been removed by CCL prior to the date of termination of this Agreement, and the Terminal not restored as aforesaid, Board shall have the option either to collect double the proportionate amount of charges due as liquidated damages until the facilities, buildings, structures, trash, stocks of materials, supplies, tools etc. have been removed and the Terminal restored by CCL; or to remove the same and restore the Terminal at CCL's cost, risk and expense, the double charge to continue until ultimate removal thereof and completion of restoration; or to retain such property of CCL or any part thereof which remains on the Terminal without payment or reimbursement to CCL unless other arrangements have been made in writing between Board and CCL with regard to the removal thereof.

18.  RIGHTS OF WAY
     -------------

     Board may at its option grant to CCL, or to appropriate public utility companies if requested by CCL, rights of way to be so located as to give the utility companies as convenient access to the Terminal as practicable without unreasonable interference with the use by Board or Board's other tenants of the property, provided that the location of such utilities, insofar as they cross or otherwise affect any of Board's property within or outside of the Terminal, shall be approved in writing in advance by Board. Such rights of way for utilities, granted by Board, shall be only for the duration of the term of this Agreement or any extensions thereof. CCL shall assume all risks, costs or other obligations imposed by the utility companies as a condition of such installations made at CCL's request.

19.  LOSS, DAMAGE AND DESTRUCTION
     ----------------------------

     (A) Except as provided herein, the occurrence of any loss, damage or destruction of the Terminal, however caused and whether covered by insurance or not, shall not be grounds for cancellation or termination of this Agreement or for reduction or abatement of charges or amortization. Board shall be under no responsibility to repair, replace or restore any of the Terminal which may be the subject of such loss, damage or destruction, and its failure to do so shall not be grounds for cancellation of this Agreement.

     (B) Except as provided herein, CCL agrees that it shall at its own cost, risk and expense promptly and with due diligence repair, replace or restore (or cause repair, replacement or restoration) any and all of the Terminal which may become the subject of such loss, damage or destruction, if caused by CCL. CCL shall obtain the written consent of Board to the plans for any repairs, replacements or restoration. The proceeds derived from insurance policies and amounts recovered from third parties shall be applied toward such repairs, replacement or restoration. Board agrees to make such insurance proceeds and amounts recovered from third parties available to CCL for the payment of progress payments to CCL's suppliers and contractors working on such repair, replacement or restoration.

     (C) CCL shall have the option to terminate this Agreement and its obligations under this Agreement in the event of any loss, damage or destruction of the Terminal which renders it unusable for the handling of passengers to and from vessels as contemplated by this Agreement, if such loss, damage or destruction of the Terminal is not caused by CCL, its employees, contractors, agents, representatives, invitees, or permittees. CCL shall give Board prompt notice of such election no later than thirty (30) days from the date of occurrence of such loss, damage or destruction, and failure to give such notice shall be deemed an election to continue this Agreement. Such termination shall be effective (for the purposes of the payment of charges) as of the date of such loss, damage or destruction, and Board shall have no obligation to CCL for any payment as a consequence of such termination. In the event said loss, damage or destruction shall have been covered by insurance, before CCL may exercise its option to cancel this Agreement as set out in this Subsection, CCL shall pay over to Board all such insurance proceeds which CCL has been paid or for which CCL has or may have a claim.

     (D) The right is reserved to CCL and to Board (at Board's option) to claim reimbursement from the party or parties responsible for any such loss, damage or destruction, provided, however, that the pendency of any claim for payment of insurance or the pendency of any claim against persons believed to be responsible for such loss, damage or destruction shall in no manner be cause for delay by CCL in effecting the repair, replacement or restoration of such property.

20.  TAXES
     -----

     If by reason of this Agreement or of the use of the Terminal by CCL as provided under this Agreement, ad valorem or other taxes should accrue against
                               ----------
any improvements on the Terminal constructed and owned by CCL, then CCL shall pay any and all such taxes prior to their becoming delinquent. Failure to do so shall constitute a breach of this Agreement.

21.  LIENS
     -----

     CCL shall not permit any lien or privilege to remain of record when filed by any person or company for claims arising in connection with any work or undertaking by CCL or CCL's agents on the Terminal, and CCL shall promptly discharge or cause to be discharged any such lien. If in default therein for thirty (30) days after written notice thereof from Board, CCL shall pay to Board as additional rent any amount or amounts paid by Board in causing the removal of such lien, including reasonable attorney's fees and expenses. Nothing contained herein, however, shall require Board to discharge such lien except in its own discretion.

22.  ASSIGNMENT AND SUBLETTING
     -------------------------

     (A) CCL shall not assign this Agreement in whole or in part, nor sublet the Terminal or any portion of it, to anyone without in each case the prior written consent of Board acting through its president and chief executive officer in his discretion. CCL shall not permit any transfer by operation of law of any of CCL's interest in the Terminal. Nothing contained herein shall be construed as requiring the consent of Board to any assignment of this Agreement to a wholly owned subsidiary or affiliate of CCL or to any corporate successor of CCL, provided, however, that in the event of such assignment, CCL shall continue to remain primarily liable for all its obligations under this Agreement unless Board shall give its written consent to the release of CCL after the receipt of due consideration. CCL, in case of assignment or sublease with permission of Board, shall remain at all times primarily liable for the prompt payment of all amounts due from CCL under the terms hereof and for the prompt performance of all covenants on CCL's part herein agreed to be performed.

     (B) In the event of any proposed assignment of the Agreement to an affiliate or a wholly owned subsidiary, CCL shall give prior notice to Board of the assignment and proof of CCL's ownership or affiliation of the subsidiary. In the event of any proposed assignment or transfer of this Agreement to a corporate successor, CCL shall give prior notice to Board of the assignment and proof that the proposed assignee is a corporate successor of CCL.

     (C) For purposes of this section, a change in ownership of CCL in which over 50 percent of the ownership is transferred to another person or entity shall constitute as assignment which must be approved in advance by the Board.

23.  INDEMNITY
     ---------

     (A) CCL shall protect, defend, indemnify, and forever hold harmless Board against all loss, cost, claims, charges, expenses, penalties, damages, fines, suits, demands, attorney's fees, interest, and actions of any kind and nature whatsoever growing out of, in connection with, or by reason of any of CCL's operations and the operations of those holding under or through CCL at the Terminal, including such as may be imposed for the violation of any law of the United States, the State of Louisiana, any ordinance of the City of New Orleans, Board or of any regulation of any governmental agency (federal, state or local), and including all liability under employers' liability or workers' compensation acts (federal or state).

     (B) CCL shall further protect, defend, indemnify, and forever hold harmless Board against all loss, cost, claims, charges, expenses, penalties, damages, fines, suits, demands, attorney's fees, interest, and actions of any kind and nature whatsoever growing out of or in connection with any accident or other occurrence, including strict liability, whether directly or indirectly caused, occasioned or contributed to in whole or in part through any act, omission, fault or negligence of CCL, its officers, directors, employees, representatives, agents or invitees, or those occupying the Terminal through CCL causing injury to any person (fatal or otherwise) or damage to property caused by the use or occupancy of the Terminal by CCL, its officers, directors, employees, representatives, agents or invitees, or those occupying the Terminal through CCL during the term of this Agreement or in CCL's performance of its obligations hereunder.

     (C) When in the course of fulfilling its obligations under this Section, CCL must engage attorneys to defend Board, CCL shall obtain the prior written consent of Board to the attorneys to be engaged, and such consent shall not be unreasonably withheld.

     (D) If Board must retain an attorney to enforce this indemnity provision, CCL shall be liable to Board for all attorney's fees and costs reasonably associated with enforcing this indemnity.

24.  HEADINGS
     --------

     The headings in this Agreement are for quick reference and convenience only and do not alter, amend, explain or otherwise affect the terms and conditions appearing in this agreement.

25.  NOTICE
     ------

     Wherever, in the provisions of this Agreement, notice is required to be given by either party, it shall not be construed to mean personal service, but it shall mean notice in writing, addressed to the party to receive such notice at the addresses designated below or as may be designated by the parties from time to time by notice given pursuant to this Section and sent by registered or certified U.S. mail:

     To Board:      The Board of Commissioners
                    of the Port of New Orleans
                    P.O. Box 60046
                    New Orleans, Louisiana  70160

                    Attention:  President and
                      Chief Executive Officer



     To CCL:        Commodore Cruise Line, Ltd.
                    800 Douglas Road
                    Suite 700
                    Coral Gables, Florida  33134

                    Attention:  President and
                      Chief Executive Officer

26.  FEDERAL MARITIME COMMISSION APPROVAL
     ------------------------------------

     Board and CCL agree that this Agreement is subject to the approval of the Federal Maritime Commission (hereafter FMC). Upon execution of this Agreement, Board shall submit it to the FMC for consideration and review pursuant to
Section 15 of the Shipping Act of 1916, 46 U.S.C. app. 814, and Section 5 of the Shipping Act of 1984, 46 U.S.C. app. 1704(a). The parties further agree that the terms and conditions of this Agreement shall not be effective until this Agreement receives the approval of the FMC or the FMC indicates that this Agreement has become effective, either expressly or through the passage without objection of time afforded by the Shipping Act and/or the regulations adopted in furtherance thereof, for review thereof or of such shortened period of time as may be authorized by the FMC for effecting review.

27.  LOUISIANA CONTRACT
     ------------------

     This Agreement is a Louisiana contract and shall be governed, interpreted and enforced in the courts of Louisiana in accordance with the laws of the State of Louisiana and where applicable of the United States of America.

     THUS DONE AND SIGNED in multiple originals in this City of New Orleans, State of Louisiana, this 29th day of April, 1996, in the presence of the subscribing witnesses.

WITNESSES:                              COMMODORE CRUISE LINE, LTD.

/s/illegible
- -----------------------------

/s/illegible                            By:/s/Ove Nordqvist
- -----------------------------              ------------------------------------
                                           OVE NORDQVIST, President and
                                           Chief Executive Officer

                                           signed in the city of Coral
                                           Gables, State of Florida


WITNESSES:                              THE BOARD OF COMMISSIONERS
                                        OF THE PORT OF NEW ORLEANS
/s/illegible
- -----------------------------

/s/illegible                            By:/s/J. Ron Robinson
- -----------------------------              ------------------------------------
                                           J. RON BRINSON, President and
                                           Chief Executive Officer

APPROVED:



/s/illegible
- -----------------------------
Attorney of Board


                                        I hereby certify that this copy
                                        presented to me on the 29th day of
                                        April, 1996 is a copy of a true original


                                        /s/Alexandra H. Anagnostis
                                        ----------------------------------------
                                        Notary Public


                                ACKNOWLEDGMENT
                                --------------

STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally appeared OVE NORDQVIST, who after being duly sworn deposed that he is the President and Chief Executive Officer of Commodore Cruise Line, Ltd. and that he signed the foregoing Agreement for and on behalf of that corporation as he was duly authorized to do this 29th day of April, 1996.

WITNESSES:

/s/illegible
- -----------------------------

/s/Alexandra H. Anagnostis                        /s/illegible
- -----------------------------                     -----------------------------



                                                  /s/Alexandra H. Anagnostis
                                                  -----------------------------
                                                  Notary Public

                                ACKNOWLEDGMENT
                                --------------

STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally appeared J. RON BRINSON, who after being duly sworn deposed that he is the President and Chief Executive Officer of the Board of Commissioners of the Port of New Orleans, and that he signed the foregoing Agreement for and on behalf of said Board as he was duly authorized to do this 4th day of May, 1996.

WITNESSES:

/s/illegible
- ----------------------------

/s/Kayle L. Hentze                           /s/J. Ron Brinson
- ----------------------------                 ---------------------------------
                                             J. RON BRINSON


                                             /s/illegible
                                             ---------------------------------
                                             Notary Public

                                  RESOLUTION


                                                                  April 29, 1992


     The Board of Directors of Commodore Cruise Line, Ltd. at their meeting today in Coral Gables, Florida, hereby with full quorum resolves that the Financing and Berthing Agreement between the Board of Commissioners of the Port of New Orleans and Commodore Cruise Line, Ltd. is approved and that Mr. Ove Nordqvist, President and Chief Executive Officer, is authorized to sign the contract on behalf of Commodore Cruse Line, Ltd.



/s/Hans Christner                            /s/Henrik Osterberg
- -----------------------------                ----------------------------------
Hans Christner                               Henrik Osterberg
Chairman                                     Vice Chairman



/s/Soren Pettersson                          /s/Olov Johannesson
- -----------------------------                ----------------------------------
Soren Pettersson                             Olov Johannesson
Director                                     Director



/s/Ove Nordqvist
- -----------------------------
Ove Nordqvist
Director I hereby certify that this copy presented to me on the 29th day of April, 1992 is a copy of the true original.



                                             /s/Alexandra H. Anagnostis
                                             ----------------------------------
                                             Notary Public

FIRST AMENDMENT TO                 )
FINANCING AND BERTHING AGREEMENT   )            UNITED STATES OF AMERICA
                                   )
BETWEEN                            )            STATE OF LOUISIANA
                                   )
THE BOARD OF COMMISSIONERS         )            PARISH OF ORLEANS
OF THE PORT OF NEW ORLEANS         )
                                   )            CITY OF NEW ORLEANS
AND                                )
                                   )
COMMODORE CRUISE LINE, LTD.        )
___________________________________/


     THIS FIRST AMENDMENT TO THE FINANCING AND BERTHING AGREEMENT (hereafter Agreement), made and entered into on the dates written below and effective as provided hereafter between the Board of Commissioners of the Port of New Orleans (hereafter Board), a political subdivision of the State of Louisiana, represented herein by J. Ron Brinson, its President and Chief Executive Officer, by virtue of a resolution of said Board, a certified copy of which is annexed to and made a part of this Agreement, and Commodore Cruise Line, Ltd. (hereafter
CCL), a Cayman Islands corporation, organized and existing under the laws of the Cayman Islands, represented herein by Ove Nordqvist, its President and Chief Executive Officer, by virtue of a resolution of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part of this Agreement,

                              W I T N E S S E S:

     WHEREAS, on April 29, 1992, Commodore and the Board entered into an Agreement providing for the Board's construction of a modern cruise ship terminal at the upper Julia Street wharf at a cost not to exceed $671,000; and

     WHEREAS, preliminary estimates from the design consultants indicate that the cost of construction will exceed the authorized expenditure; and

     WHEREAS, the Agreement provides that if the cost exceeds the authorized amount, both parties may agree to the increased cost and amend the Agreement; and

     WHEREAS, both Commodore and the Board deem that it is in their best interests to increase the authorized expenditure and to increase the term of the contract from five to six years,

     NOW, THEREFORE, in consideration of the above, Commodore and the Board hereby amend the original Agreement in the following respects:

                                       I.

     To revise Section 1 of the Agreement in the following manner:

          1.   IMPROVEMENTS TO BE MADE BY THE BOARD

     Under Section 1 (C) ("Improvements to be made by Board") of the Agreement, in the fifth and sixth lines of the section, delete "Six Hundred Seventy One Thousand ($671,000.00) Dollars and replace it by "Eight Hundred Ninety Five Thousand ($895,000.00) Dollars."

                                      II.

     To replace Section 3 (A) of the Agreement with the following revised section:

          3.   COMMITMENT BY CCL

     (A) CCL commits to homeport and operate the Vessel (or equal replacement in CCL's sole judgment) for six years from the Port of New Orleans year round (minimum 50 weeks per year) commencing with the first voyage from this Terminal, to occur within seven (7) days of the date on which the Board notifies CCL it has accepted completion of the Terminal.

                                     III.
     To replace Section 5 of the Agreement with the following revised section:

          5.   TERM

     The term of this Agreement shall begin on the date of its execution. CCL shall have six years from the date of the first cruise by the Vessel (or equal replacement) from the Terminal to complete CCL's financial obligation to the Board for the improvements to be constructed hereunder.

                                      IV.

     To replace Section 7 (A), (B), and (F) of the Agreement with the following revised sub-sections:

          7.   CCL'S FINANCIAL OBLIGATION

     (A) The Board shall divide the full amount of the capital expenditure for constructing the terminal into 300 equal installments to be credited over a six-year period. For each sailing of the Vessel (or equal replacement) from the port, the Board shall reuse CCL's financial obligation by one installment. The installment reduction shall commence on the date of the first cruise by the Vessel (or equal replacement) from the Terminal.

     (B)  If CCL cannot complete 50 sailings per year as provided in Section 3
          (B), CCL may at its option:

     (i) extend the term of this Agreement in order to complete 300 sailings before the expiration of the term of this Agreement; or

     (ii) pay an amount to the Board each year equal to the number of installments not deducted because of insufficient sailings.

     In no event shall this Agreement be extended more than one (1) year.

     (F) If multiple vessels utilize the Terminal over its six-year term and the full capital expenditure obligation of CCL is completed prior to the end of the six-year term, CCL's commitment to sail year-round for six years from the Port of New Orleans shall not be diminished.

                                      V.

     To replace current Section 8 of the Agreement with the following revised section:

          8.   OPTION TO EXTEND

     At the end of the six-year term (or any extension as contemplated in Section 7 (B) above), CCL shall have the option to utilize the Terminal for an additional three-year period under the same terms and conditions as set forth herein, except for the provisions of Section 7 above.

                                      VI.

          6.   FEDERAL MARITIME COMMISSION APPROVAL

     Board and CCL agree that this First Amendment Agreement is subject to the approval of the Federal Maritime Commission (hereafter FMC). Upon execution of this First Amendment Agreement, Board shall submit it to the FMC for consideration and review pursuant to Section 15 of the Shipping Act of 1916, 46 U.S.C. app. 814, and Section 5 of the Shipping Act of 1984, 46 U.S.C. app. 1704(a). The First Amendment Agreement parties further agree that the terms and conditions of this First Amendment Agreement shall not be effective until they are approved by the FMC or the FMC indicates that this First Amendment Agreement has become effective, either expressly or through the passage without objection of time afforded by the Shipping Act and/or the regulations adopted in furtherance thereof, for review thereof or of such shortened period of time as may be authorized by the FMC for effecting review.

                                     VII.

     All other terms and conditions of the Financing and Berthing Agreement shall remain in full force and effect.

     THUS DONE AND SIGNED in multiple originals in the presence of the subscribing witnesses in the places set out below on the dates indicated and effective as provided above.

WITNESSES:                              COMMODORE CRUISE LINE, LTD.

/s/Alexandra Anagnostis
- -----------------------------

/s/Michele Mole                         By:/s/OVE NORDQVIST
- -----------------------------              ------------------------------------
                                           OVE NORDQVIST, President and
                                           Chief Executive Officer

                                           at Coral Gables, Florida

                                           date: 9/25/92
                                                -------------------------------

WITNESSES:                              THE BOARD OF COMMISSIONERS
                                        OF THE PORT OF NEW ORLEANS
/s/Kyle L. Goode
- -----------------------------

/s/illegible                            By:/s/J. RON BRINSON
- -----------------------------              ------------------------------------
                                           J. RON BRINSON, President and
                                           Chief Executive Officer

                                           at New Orleans, Louisiana

                                           date: 5 Oct 92
                                                -------------------------------


APPROVED:



/s/illegible
- -----------------------------
Attorney of Board

                                ACKNOWLEDGMENT
                                --------------

STATE OF FLORIDA
COUNTY OF DADE
          ----

     BEFORE ME, the undersigned authority, personally appeared OVE NORDQVIST, who after being duly sworn deposed that he is the President and Chief Executive Officer of Commodore Cruise Line, Ltd. and that he signed the foregoing First Amendment for and on behalf of that corporation as he was duly authorized to do this 25th day of September, 1996.

WITNESSES:

/s/Alexandra H. Anagnostis
- -----------------------------

                                        /s/OVE NORDQVIST
_____________________________           -----------------------------------
                                        OVE NORDQVIST


                                        /s/Alexandra H. Anagnostis
                                        -----------------------------------
                                        Notary Public


                                ACKNOWLEDGMENT
                                --------------

STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally appeared J. RON BRINSON, who after being duly sworn deposed that he is the President and Chief Executive Officer of the Board of Commissioners of the Port of New Orleans, and that he signed the foregoing First Amendment for and on behalf of said Board as he was duly authorized to do this 5th day of October, 1996.

WITNESSES:

/s/Kyle L. Goode
- -----------------------------

/s/Elida Ibarra                         /s/J. RON BRINSON
- -----------------------------           ---------------------------------------
                                        J. RON BRINSON


                                        /s/illegible
                                        ---------------------------------------
                                        Notary Public